UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2020

TACTILE SYSTEMS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37799	41-1801204
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3701 Wayzata Blvd, Suite 300, Minneapolis, MN 55416

(Address of principal executive offices) (Zip Code)

(612)355-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	TCMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 4, 2020, Tactile Systems Technology, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders and the Company’s stockholders voted on the following matters:

Election of Directors

The following nominees were elected to serve as directors for a term that will last until the Company’s 2021 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. The number of votes cast for and withheld from each nominee and the number of broker non-votes with respect to each nominee were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
William W. Burke	15,594,288	66,232	1,775,777
Raymond O. Huggenberger	15,642,070	18,450	1,775,777
Gerald R. Mattys	15,642,449	18,071	1,775,777
Richard J. Nigon	11,862,974	3,797,546	1,775,777
Cheryl Pegus	13,634,260	2,026,260	1,775,777
Kevin H. Roche	15,352,562	307,958	1,775,777
Peter H. Soderberg	11,863,128	3,797,392	1,775,777

Ratification of the Selection of Grant Thornton LLP as the Company’s Independent Auditor for 2020

The Company’s stockholders ratified the appointment by the Audit Committee of the Company’s Board of Directors of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 by voting as follows:

For	Against	Abstain	Broker Non-Votes
17,397,920	600	37,777	0

Advisory Vote on Approval of the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by voting as follows:

For	Against	Abstain	Broker Non-Votes
15,401,309	222,051	37,160	1,775,777

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTILE SYSTEMS TECHNOLOGY, INC.

Date: May 7, 2020	By:	/s/ Brent A. Moen
Brent A. Moen
Chief Financial Officer